Exhibit 99.1

News release

---------------AT THE COMPANY---------------

Dick Gauthier

VP, Business Outreach

(616) 365-1555

FOR IMMEDIATE RELEASE
Monday, November 16, 2020

UFP Industries expands construction capabilities

with the acquisition of three New England companies

GRAND RAPIDS, Mich., Monday, November 16, 2020 – UFP Industries (Nasdaq: UFPI) today announced that affiliates of UFP Construction LLC acquired the assets of three companies: Atlantic Prefab, Inc.; Exterior Designs, LLC; and Patriot Building Systems, LLC. The companies, which had combined trailing 12-month sales through September of approximately $28 million, serve the commercial and multi-family construction markets in the Northeast. The operational leadership of the companies will remain unchanged.

“The employees of these three companies have done an excellent job growing their businesses, creating long-term relationships with customers, and developing expertise in areas of commercial and multi-family construction that are mostly new to UFP Industries. They will help us expand our product offerings and give other UFP companies opportunities to extend their existing business lines into new markets,” said Mike Ellerbrook, executive vice president, Site Built, for UFP Construction.

Based in Wilton, New Hampshire, Atlantic Prefab produces prefabricated steel wall panels and light gauge metal trusses. The company’s steel component and prefinished wall panel lines are new, value-added product additions for UFP Construction that help shorten project timelines.

Exterior Designs is a leading installer of siding and exterior cladding such as fiber cement, ACM (aluminum composite material) panels, phenolic panels, and EIFS (exterior insulation and finish systems). The company is based in Londonderry, New Hampshire, and serves commercial and multi-family clients throughout the Northeast.

Also based in Londonderry, Patriot Building Systems provides commercial and multi-family framing services in the Northeast and will focus on markets not currently served by companies of UFP Industries.

“It’s been a pleasure working with UFP Industries during this transaction,” said Mike Dion, majority owner of the acquired companies. “I want to thank the employees of all three companies for their commitment and excellent work over the years. It’s reassuring to know that our employees and customers are in good hands and will be well taken care of.”

“Last year, we reorganized our operations to bring more focus and more efficient use of capital and resources to the markets we serve,” said UFP Industries CEO Matthew J. Missad. “The acquisition of these three complementary companies is an example of how our reorganization is helping us grow and bring more value-added products and services to our construction customers. These companies have outstanding reputations, and we’re excited that they’ve joined the UFP family of companies.”

UFP Industries, Inc.

UFP Industries is a holding company whose subsidiaries supply wood, wood composite and other products to three markets: retail, construction and industrial. Founded in 1955, the company is headquartered in Grand Rapids, Mich., with affiliates throughout North America, Europe, Asia and Australia. For more about UFP Industries, go to www.ufpi.com.

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act, as amended, that are based on management’s beliefs, assumptions, current expectations, estimates and projections about the markets we serve, the economy and the Company itself. Words like “anticipates,” “believes,” “confident,” “estimates,” “expects,” “forecasts,” “likely,” “plans,” “projects,” “should,” variations of such words, and similar expressions identify such forward-looking statements. These statements do not guarantee future performance and involve certain risks, uncertainties and assumptions that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. The Company does not undertake to update forward-looking statements to reflect facts, circumstances, events, or assumptions that occur after the date the forward-looking statements are made. Actual results could differ materially from those included in such forward-looking statements. Investors are cautioned that all forward-looking statements involve risks and uncertainty. Among the factors that could cause actual results to differ materially from forward-looking statements are the following: fluctuations in the price of lumber; adverse or unusual weather conditions; adverse economic conditions in the markets we serve; government regulations, particularly involving environmental and safety regulations; and our ability to make successful business acquisitions. Certain of these risk factors as well as other risk factors and additional information are included in the Company's reports on Form 10-K and 10-Q on file with the Securities and Exchange Commission.

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